UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2014
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) previously adopted an amended and restated version of the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “2012 Plan”), subject to approval of the amendments by the Company’s shareholders. At the Company’s Annual General Meeting of Shareholders (the “Annual Meeting”) held on September 9, 2014, the Company’s shareholders approved the 2012 Plan amendments. Among other things, the 2012 Plan reflects amendments to (i) increase the number of the Company’s common shares available for award grants under the 2012 Plan by 7,600,000 shares (so that a maximum of 27,600,000 of the Company’s common shares may be issued or delivered pursuant to awards granted under the 2012 Plan, with a corresponding increase in the number of the Company’s common shares that may be delivered pursuant to options granted under the 2012 Plan and qualified as incentive stock options); (ii) change the share-counting provisions of the 2012 Plan so that each share issued in respect of restricted stock units and other “full-value” awards under the 2012 Plan will count as 1.9 shares against the plan’s share limits; (iii) provide that shares that are exchanged by a participant or withheld by the Company as payment of a full-value award or to satisfy the tax withholding obligations related to such an award would be available for subsequent awards under the 2012 Plan (with any such shares becoming available for subsequent awards taking into account the 1.9-to-1 premium share-counting rule noted above); and (iv) extend the Company’s authority to grant awards under the 2012 Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the 2019 annual meeting of shareholders.

A copy of the 2012 Plan is filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2014, and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On September 9, 2014, the Company held its Annual Meeting to consider and vote upon the election of each of the nominated directors to the Board, the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, an advisory vote to approve executive compensation and approve amendments to the 2012 Plan. For more information about the proposals considered and voted upon at the Annual Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on July 29, 2014.

At the Annual Meeting, 136,387,578 of the Company’s common shares were outstanding. Of such amount, 125,934,967 of the Company’s common shares (or 92.3% of the outstanding of the Company’s common shares) were represented in person or by proxy at the Annual Meeting.

The shareholders voted to elect all of the Company's director nominees, approved the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, approved the advisory vote on executive compensation and approved amendments to the 2012 Plan.

The number of votes cast for or withheld from the election of each director and the number of votes cast for or against or abstaining from the other matters voted upon is also set forth below. The number of broker non-votes or other shares not voted with respect to the election of each director and the other proposals, as applicable, is also set forth below. The voting results disclosed below are final and have been certified by IVS Associates, Inc., the independent Inspector of Elections (other than the percentage of shares voted for of shares outstanding).

Election of Directors	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding*
Michael Burns	110,247,130	259,049	15,428,788	99.8%
Gordon Crawford	110,260,111	246,068	15,428,788	99.8%
Arthur Evrensel	102,264,150	8,242,029	15,428,788	92.5%
Jon Feltheimer	109,761,048	745,131	15,428,788	99.3%
Frank Giustra	110,230,179	276,000	15,428,788	99.8%
Morley Koffman	107,537,545	2,968,634	15,428,788	97.3%
Harald Ludwig	109,693,966	812,213	15,428,788	99.3%
G. Scott Paterson	106,575,547	3,930,632	15,428,788	96.4%
Mark H. Rachesky, M.D.	102,559,622	7,946,557	15,428,788	92.8%
Daryl Simm	104,338,033	6,168,146	15,428,788	94.4%
Hardwick Simmons	109,432,783	1,073,396	15,428,788	99.0%
Phyllis Yaffe	109,402,042	1,104,137	15,428,788	99.0%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted For of Shares Outstanding
Re-Appointment of Ernst & Young LLP	119,476,299	6,133,259	325,409	94.9%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding*
Advisory Vote to Approve Executive Compensation	74,493,166	35,656,052	275,354	15,510,395	67.5%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes	Percentage of Shares Voted For of Shares Outstanding*
Approval of Amendments to 2012 Plan	91,212,060	18,806,573	405,940	15,510,394	82.6%

* Does not include broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014            LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer